[FORM OF]
                           AXELROD, SMITH & KIRSHBAUM
                   An Association of Professional Corporations
                                ATTORNEYS AT LAW
                         5300 Memorial Drive, Suite 700
                            Houston, Texas 77007-8292
                            Telephone (713) 861-1996
Robert D. Axelrod, P.C.                                Facsimile  (713) 552-0202
                                ______________, 2007

Petrosearch  Energy  Corporation
Attn:  Richard  D.  Dole
675  Bering  Drive,  Suite  200
Houston,  Texas  77057

RE:     PETROSEARCH ENERGY CORPORATION
        FORM SB-2 REGISTRATION STATEMENT (File No.              )
        --------------------------------------------------------

Gentlemen:

As counsel for Petrosearch Energy Corporation, a Nevada corporation ("Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission ( as referenced above) relating to the resale of an aggregate of 12,270,719 shares of common stock, par value $.001 per share (the "Common Stock") by certain security holders of the Company. Of the total number of shares to be registered, (i) 4,599,290 shares of Common Stock are currently outstanding shares of the Company's Common Stock owned by certain stockholders of the Company, (ii) 7,000,000 shares of Common Stock are underlying an 8% Senior Secured Convertible Promissory Note (the "Promissory Note") currently held by a security holder of the Company, and (iii) 671,429 shares of Common Stock are underlying warrants (the "Warrants") currently held by certain security holders of the Company.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based  on  our  examination  mentioned  above,  we  are  of  the  opinion  that:

     1. The shares of Common Stock to be resold which are currently outstanding are duly authorized, validly issued, fully paid and non-assessable;
     2. The shares of Common Stock to be issued upon the partial conversion of the Promissory Note are validly authorized and, when issued in accordance with the terms of the Promissory Note, will be validly issued, fully paid and non-assessable; and
     3. The shares of Common Stock to be issued pursuant to the outstanding Warrants are validly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading "Legal Matters."

                              Very truly yours,

                              /s/ Axelrod Smith & Kirshbaum